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                                                                     Exhibit 2.2


                      NORTH AMERICAN BANK AND TRUST COMPANY

                              STOCKHOLDER AGREEMENT


                This STOCKHOLDER AGREEMENT, dated as of June 4, 2003, is entered into by and between Webster Financial Corporation, a Delaware corporation ("Webster"), and the stockholders of North American Bank and Trust Company, a Connecticut-chartered bank ("North American"), identified on Schedule I hereto (collectively, the "Stockholders").

                WHEREAS, Webster, Webster Bank, a federally charted savings bank (the "Bank") and North American have entered into an Agreement and Plan of Merger, dated as of June 4, 2003 (the "Agreement"), which provides for, among other things, the merger of North American (all capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement) with and into the Bank, with the Bank being the surviving bank and continuing to be a wholly owned subsidiary of Webster (the "Merger"); and

                WHEREAS, in order to induce Webster to enter into and consummate the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his or her capacity as a stockholder of North American;

                NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. OWNERSHIP OF NORTH AMERICAN COMMON STOCK. Each Stockholder represents and warrants that the number of shares of North American common stock, par value $.01 per share ("North American Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of North American Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

        2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

                (a) Such Stockholder shall, at any meeting of the holders of North American Common Stock called for the purpose (or in connection with any action taken by written consent), vote or cause to be voted all shares of North American Common Stock with respect to which such Stockholder has voting power (including the power to vote or to direct the voting of) whether owned as of the date hereof or hereafter acquired (the "Shares") (i) in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement and (ii) against any plan or proposal pursuant to which North American is to be acquired by or merged with, or pursuant to which North American proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than Webster or any affiliate thereof) or any other action that is inconsistent with the Agreement or the transactions contemplated thereby.

                (b) Stockholder hereby agrees to timely deliver to Webster a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy"), such Proxy to cover all of the Shares. In the

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event that Stockholder is unable to provide any such Proxy in a timely manner,
Stockholder hereby grants Webster a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Stockholder. Upon execution of this Stockholder Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the Shares and agrees not grant any subsequent proxies or powers of attorney with respect to the Shares until the earlier of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Agreement or (ii) the date of termination of this Stockholder Agreement pursuant to Section 3 hereto.

                (c) Prior to the Effective Time, except as otherwise expressly permitted hereby, such Stockholder shall not sell, pledge, transfer or otherwise dispose of his or her shares of North American Common Stock.

                (d) Such Stockholder shall not in his or her capacity as a stockholder of North American directly or indirectly encourage or solicit, initiate or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Webster or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving North American or otherwise inconsistent with the Agreement or the transactions contemplated thereby. Nothing herein shall impair such Stockholder's fiduciary obligations as a director of North American.

                (e) Stockholder shall use his or her best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger contemplated by the Agreement.

        3. TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by the written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms; provided, however, that if the holders of North American Common Stock fail to approve the Agreement or North American fails to hold a stockholders' meeting to vote on the Agreement for any reason, then (i) Section 2(a) clause (ii) hereof shall continue in effect as to any plan or proposal received by North American from any person, entity or group (other than Webster or any affiliate thereof) prior to the termination of the Agreement or within 180 days after such termination ("Plan or Proposal") and (ii) Section 2(c) hereof shall continue in effect for a period of 90 days after the termination of this Stockholder Agreement to preclude a sale (other than pursuant to Section 4 hereof), pledge, transfer or other disposition, directly or indirectly, of Stockholder's shares of North American Common Stock.

        4.      STOCK PURCHASE WARRANT.

                (a) If the Agreement is terminated because the holders of North American Common Stock fail to approve the Agreement or North American fails to hold a stockholders' meeting to vote on the Agreement for any reason, then each Stockholder hereby grants to Webster an irrevocable stock purchase warrant (the "Warrant") to purchase, subject to the terms in this Section 4, all such Stockholder's shares of North American Common Stock set forth opposite such Stockholder's name on Schedule I hereto, at a price per share equal to $11.25 (the "Warrant Price").


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                (b)     Webster may exercise the Warrant, in whole or part, at
any time during the 90 day period following the termination of this Stockholder Agreement.

                (c) In the event that Webster is entitled to and wishes to exercise the Warrant, it shall send to each Stockholder a written notice (the "Warrant Notice," the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of North American Common Stock it will purchase pursuant to such exercise and (ii) the time (which shall be on a business day that is not less than three nor more than 10 business days from the Notice Date) on which the closing of such purchase shall take place (the "Closing Date"); such closing to take place at the principal office of Webster; provided, however, that if prior notification to or approval of the Board of Governors of the Federal Reserve System ("FRB"), Office of the Comptroller of the Currency ("OCC"), the Office of Thrift Supervision ("OTS"), the Banking Commissioner of the State of Connecticut ("Connecticut Commissioner"), the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice ("DOJ") or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), at Webster's sole expense, (a) Webster shall promptly file the required notice or application for approval ("Notice/Application"), (b) Webster shall expeditiously process the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of
Section 4(b) hereof, any exercise of the Warrant shall be deemed to occur on the Notice Date relating thereto. Prior to the Closing Date, Webster shall have the right to revoke its exercise of the Warrant by written notice to the Stockholder given not less than three business days prior to the Closing Date.

                (d) At the closing referred to in Section 4(c) hereof, Webster shall pay to each Stockholder the aggregate purchase price for the number of shares of North American Common Stock specified in the Warrant Notice in immediately available funds by wire transfer to a bank account designated by each such Stockholder; provided, however, that failure or refusal of any Stockholder to designate such a bank account shall not preclude Webster from exercising the Warrant.

                (e) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 4(d) hereof, Stockholder shall deliver to Webster a certificate or certificates representing the number of shares of North American Common Stock specified in the Warrant Notice and, if the Warrant should be exercised in part only, a new Warrant evidencing the rights of Webster thereof to purchase the balance of the shares of North American Common Stock purchasable hereunder.

                (f) Each such Stockholder agrees promptly to take all reasonable action as may from time to time be requested by Webster, at Webster's expense (including complying with any prior approval of or notice to the FRB, OCC, Connecticut Commissioner, FTC, DOJ or any other Governmental Authority under any applicable federal or state law that is necessary before the Warrant may be exercised and cooperating with Webster in preparing such applications or notices and providing such information to each such Governmental Authority as it may require in order to permit Webster to exercise the Warrant.

        5. NOTICES. Notices may be provided to Webster and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.


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        6.      GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Connecticut, without giving effect to the principles of conflicts of laws thereof.

        7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

        8. HEADINGS. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

        9. REGULATORY APPROVAL. If any provision of this Stockholder Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Stockholder Agreement.

                             SIGNATURE PAGE FOLLOWS




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                IN WITNESS WHEREOF, Webster, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.

WEBSTER FINANCIAL CORPORATION


By:
     ----------------------------------------------
     James C. Smith
     Chairman and Chief Executive Officer






STOCKHOLDERS:


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                                   SCHEDULE I

                                       Number of Shares of North American Common
Name and Address of Stockholder                   Stock Beneficially Owned
-------------------------------        -----------------------------------------


                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                      NORTH AMERICAN BANK AND TRUST COMPANY


                The undersigned stockholder of North American Bank and Trust Company, a Connecticut-chartered bank ("North American"), hereby irrevocably (to the extent provided in the Banking Law of Connecticut), appoints the members of the Board of Directors of Webster Financial Corporation, a Delaware corporation ("Webster"), and each of them, or any other designee of Webster, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of North American that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of North American issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of North American as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

                This Irrevocable Proxy is irrevocable (to the extent provided in the Banking Law of Connecticut), is coupled with an interest, including, but not limited to that certain Agreement and Plan of Merger dated as of even date herewith by and among Webster, Webster Bank (the "Bank") and North American ("Merger Agreement") and is granted in consideration of Webster entering into the Merger Agreement for the merger of North American into the Bank, with the Bank being the surviving corporation and becoming a wholly owned subsidiary of Webster (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

                The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Banking Law of Connecticut), at every annual, special or adjourned meeting of the stockholders of North American and in every written consent in lieu of such meeting:

                in favor of approval and adoption of the Merger Agreement and of the transactions contemplated thereby.

                The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

                All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                This Irrevocable Proxy shall terminate on, and be of no further force or effect after, the Expiration Date.





                            (SIGNATURE PAGE FOLLOWS)



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                This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.


Dated:  June 4, 2003


                                                   -----------------------------
                                                   (Signature of Stockholder)




                                                   -----------------------------
                                                   (Print Name of Stockholder)




                                                   Shares beneficially owned:


                                                   -----------------------------











                       SIGNATURE PAGE TO IRREVOCABLE PROXY




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